UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 20, 2011

INTERVEST BANCSHARES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23377	13-3699013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Rockefeller Plaza, Suite 400 New York, New York	10020-2002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number Including Area Code: (212) 218-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement

Intervest Bancshares Corporation (the “Company”) previously disclosed in a Report on Form 8-K filed on December 10, 2010, that, based on findings of the Comptroller of the Currency (the “OCC”) during the most recent examination, Intervest National Bank, the Company’s subsidiary bank (the “Bank”), had entered into a formal written agreement with the OCC (the “OCC Agreement”). Based on those findings and that agreement, the Company, has also entered into a written agreement (the “Federal Reserve Agreement”) with the Federal Reserve Bank of New York (“FRBNY”), which agreement is dated as of January 14, 2011 and was published on January 20, 2011. The following is only a summary of the Federal Reserve Agreement and is qualified in its entirety by the copy of such agreement attached hereto as Exhibit 10.1. Pursuant to the Federal Reserve Agreement, the Company’s board of directors is to take the steps necessary to utilize the Company’s financial and managerial resources to serve as a source of strength to the Bank, including causing the Bank to comply with the OCC Agreement. The Company has also agreed that it will not declare or pay dividends without the prior approval of the FRBNY and the Director of the Division of Banking Supervision and Regulation of the Board of Governors (the “Banking Director”).

The Company has also agreed it will not take any payments representing a reduction in capital from the Bank without prior approval of the FRBNY and the Federal Reserve Agreement also provides that the Company shall not make any distributions of interest, principal or other sums on subordinated debentures or trust preferred securities without prior approval from the FRBNY and the Banking Director. The Federal Reserve Agreement further provides that the Company may not incur, increase or guarantee any debt or purchase or redeem any shares of its stock without prior approval of the FRBNY. The Company is also required to submit a plan to maintain sufficient capital within 90 days of the date of the Federal Reserve Agreement. The Federal Reserve Agreement also provides that, in appointing any new director or senior executive officer or changing responsibilities of any senior executive officer, the Company must notify the Federal Reserve Board. The Federal Reserve Agreement further provides that the Company is restricted in making certain severance and indemnification payments.

As was the case with the OCC Agreement, management and the Board of Directors of the Company are committed to taking all necessary actions to promptly address the requirements of the Federal Reserve Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Agreement by and between Intervest Bancshares Corporation and the Federal Reserve Bank of New York, dated as of January 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERVEST BANCSHARES CORPORATION

Date: January 20, 2011	By:	/s/ Lowell S. Dansker
Lowell S. Dansker
Chairman and Chief Executive Officer (Principal Executive Officer)

	By:	/s/ John J. Arvonio
Chief Financial and Accounting Officer (Principal Financial Officer)